EXHIBIT 10.3

MERCURY INTERACTIVE CORPORATION

AMENDED AND RESTATED 1999 STOCK OPTION PLAN

NOTICE OF STOCK OPTION GRANT

[optionee]

[address]

You have been granted an Option under the Amended and Restated 1999 Stock Option Plan (the “Plan”). The terms of your Option are governed by the Plan, the Stock Option Agreement attached hereto (including Exhibit A to the Stock Option Agreement) and this Notice of Stock Option Grant. (The Stock Option Agreement, including Exhibit A and this Notice of Stock Option Grant together will be referred to as the “Option Agreement.”). Unless otherwise stated herein, all capitalized terms in the Stock Option Agreement shall have the same meaning as defined in the Plan and in the Stock Option Agreement. Your Option is an option to purchase shares of Common Stock of Mercury Interactive Corporation (“Company”) as follows:

Date of Grant	[date]

Vesting Commencement Date	[date]

Exercise Price Per Share	$ [exercise price]

Total Number of Optioned Shares Granted	[shares]

Total Exercise Price of Shares Granted	$ [total price]

Grant Number

Type of Option	☐ Incentive Stock Option

☒ Nonqualified Stock Option

Term/Expiration Date	10 years/

Exercise Schedule:

This Option may be exercised in whole or in part, in accordance with the Vesting Schedule set out below.

Vesting Schedule

25% of the Total Number of Optioned Shares vest on the 1st anniversary of the Vesting Commencement Date and thereafter, 1/48th of the Total Number of Optioned Shares vest monthly on the monthly anniversary of the Vesting Commencement Date until fully vested. In the event of fractional Shares, the monthly number of Shares shall be adjusted accordingly to the nearest whole Share.

Termination Period:

Option may be exercised for seven (7) months after termination of active employment or consulting relationship except as set out in Sections 5, 6 and 7 of the Stock Option Agreement (but in no event later than the Expiration Date).

Form of Exercise:

Exercise of this Option shall be on a properly executed Exercise Notice in the form provided by the Company, along with (i) cash, (ii) check or (iii) if by broker sale, delivery of such documentation as the Plan Administrator and the broker shall require to effect delivery of the sale or loan proceeds required to pay the exercise price and any tax withholding resulting from such exercise, unless provided otherwise in Exhibit A to the Stock Option Agreement.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S AMENDED AND RESTATED 1999 STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS/HER RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and certain information related to it and represents that he or she is familiar with the terms and provisions of the Plan and this Option Agreement. Optionee accepts this Option Agreement subject to all such terms and provisions. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the AMENDED AND RESTATED 1999 STOCK OPTION PLAN and the Option Agreement, each of which are attached and made a part of this document.

OPTIONEE:	MERCURY INTERACTIVE CORPORATION,
a Delaware corporation

/s/	By:	/s/
Signature

Title:
Print Name

Dated:	Dated:

I am unmarried or reside in a separate property state             .

Spousal consent attached             .

I am married and have previously filed a spousal consent with the Company             .

EXHIBIT A TO NOTICE OF GRANT

STOCK OPTION AGREEMENT

FOR THE MERCURY INTERACTIVE CORPORATION

AMENDED AND RESTATED 1999 STOCK OPTION PLAN

1. Grant of Option. Mercury Interactive Corporation, a Delaware corporation (“the Company”), has granted to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase a total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), and in all respects subject to the terms, definitions and provisions of the Amended and Restated 1999 Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

(a) Right to Exercise.

(i) Subject to subsections 2 (a) (ii), (iii) and (iv ) below, this Option shall be exercisable cumulatively, as set forth in the Notice of Grant; provided, however, that the vesting schedule shall temporarily cease during any period of time that the Optionee’s employment is subject to an approved leave of absence in excess of thirty (30) days and recommences thereafter. This Option may be exercised in whole or in part at any time as to the Shares which have not yet vested under the vesting schedule; provided, however, that the Optionee shall execute as a condition to such exercise of this Option, the Restricted Stock Purchase Agreement attached hereto as Exhibit A.

(ii) This Option may not be exercised for a fraction of a share.

(iii) In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 5, 6 and 7 below, subject to the limitations contained in subsection 2(a)(iv).

(iv) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 9 below.

(b) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon the receipt by the Company of such written notice accompanied by the Exercise Price.

No share will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. Method of Payment.

(a) Forms of Consideration Authorized. Payment of the Exercise Price shall consist of: (i) cash; (ii) check; (iii) by means of a Cashless Exercise, as defined in this Section 3(b); or (iv) by any combination of the foregoing.

(b) A “Cashless Exercise” means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program or procedure.

4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5. Termination of Status as an Employee. In the event of termination of Optionee’s Continuous Status as an Employee, the Optionee may, but only within seven (7) months after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), exercise this Option to the extent exercisable at the date of such termination. To the extent this Option was not exercisable at the date of such termination, or if the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

6. Disability of Optionee. Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee’s Continuous Status as an Employee as a result of Optionee’s total and permanent disability (as defined in Section 22 (e) (3) of the Code), the Optionee may, but only within seven (7) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), exercise this Option to the extent exercisable at the date of such termination. To the extent that the Option was not exercisable at the date of termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

7. Death of Optionee. In the event of the death of Optionee:

(a) during the term of this Option and while an Employee of the Company and having been in continuous status as an Employee since the date of grant of the Option, the Option may be exercised in full even as to shares which otherwise would not have been vested, at any time within seven (7) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee’s estate or by a person who acquired the right to exercise; or

(b) within thirty days after the termination of Optionee’s Continuous Status as an Employee, the Option may be exercised, at any time within seven (7) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise what had accrued at the date of termination.

8. Non-Transferability of Option; Successors and Assigns. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9. Term of Option. This Option may not be exercised more than ten (10) years (five years if Optionee owns, immediately before this Option is granted, stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary) from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

10. Taxation Upon Exercise of Option. Optionee understands that, upon exercising a Nonstatutory Stock Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the Exercise Price, and that if the Optionee is an employee, the Company will be required to withhold federal and state taxes from Optionee’s compensation, or collect withholding taxes from Optionee at the time of exercise. Optionee understands that if the Option qualifies as an ISO, upon the exercise of the Option, the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise. Optionee acknowledges that he or she has been given the opportunity to consult and is relying solely on tax and legal counsel of his or her own choosing with regard to the exercise of his or her Option.

11. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee. Optionee understands that if he disposes of such shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

12. Designation of Beneficiary. The Employee shall have the right to appoint any individual or legal entity in writing, on Exhibit B to the Notice of Grant, as his or her beneficiary to receive any Option (to the extent not previously exercised or forfeited) under this Agreement upon the Employee’s death. Such designation under this Agreement may be revoked by the Employee at any time and a new beneficiary may be appointed by the Employee by execution and submission to the Stock Administration Department of the Company of a revised Exhibit B to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Employee on Exhibit B and received by the Stock Administration Department of the Company, prior to the date of the Employee’s death. In the absence of such designation, the Employee’s beneficiary shall be the person designated under the Employee’s will or as defined by the applicable state laws of the decedent’s distribution.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES SUBJECT TO THIS OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.